UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2017

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭☐⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭☐⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭☐⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭☐⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2017, the Board of Directors of Glen Burnie Bancorp (the “Company”) approved the appointment of Jeffrey D. Harris as Treasurer and Chief Financial Officer of the Company, and Chief Financial Officer/Senior Vice President and Treasurer of the Company’s wholly-owned subsidiary, The Bank of Glen Burnie (the “Bank”), effective March 30, 2017.

Mr. Harris, age 61, has been in the banking industry since 1981. From March, 2014 he has been serving as Senior Vice President/Controller of Bay Bank. From August 2012 until March 2014, Mr. Harris was Vice President and Controller at CFG Community Bank, and from September 2009 until August 2012, he served acting CFO, Vice President and Controller at Harvest Bank of Maryland. From January 2008 until July 2009, Mr. Harris was Vice President Finance and Accounting at Suburban Federal Savings Bank, and from March 1981 until December 2007 he served in various capacities at Federal Home Loan Mortgage Corporation (Freddie Mac). Mr. Harris received a Bachelor’s degree in accounting from George Washington University of Maryland in 1977, and became a certified public accountant in 1980.

Under the terms of Mr. Harris’ employment, he will receive an annual base salary of $155,000, subject to merit increases in the discretion of management, plus benefits. In addition, he is eligible to receive incentive compensation in accordance with the policies of the Bank for its executive officers if certain performance goals are met. Mr. Harris’ employment may be terminated by either party at any time.

Item	9.01.	Financial Statements and Exhibits.

(c)       Exhibits

The following exhibits are filed herewith:

Exhibit No.

10.1	Employment Letter between The Bank of Glen Burnie and Jeffrey D. Harris

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: March 22, 2017	By:	/s/ John D. Long
John D. Long
Chief Executive Officer